Exhibit 1.1

UNDERWRITING AGREEMENT

between

ARCADE ACQUISITION CORP.

and

MORGAN JOSEPH & CO. INC.

Dated:                  , 2007

ARCADE ACQUISITION CORP.

UNDERWRITING AGREEMENT

New York, New York
                          , 2007

Morgan Joseph & Co. Inc.
600 Fifth Avenue, 19th Floor
New York, New York 10020

As Representative of the
Several Underwriters named in Schedule I hereto

Re: Public Offering of Securities

Ladies and Gentlemen:

The undersigned, Arcade Acquisition Corp., a Delaware corporation (“Company”), hereby confirms its agreement with Morgan Joseph & Co. Inc.  (“Morgan Joseph & Co.” and also referred to herein variously as “you,” or the “Representative”) and with the other Underwriters named on Schedule I hereto for which Morgan Joseph & Co. is acting as Representative (the Representative and the other Underwriters being collectively called the “Underwriters” or, individually, an “Underwriter”) as follows:

1.             Purchase and Sale of Securities.

1.1               Firm Securities.

1.1.1        Purchase of Firm Units.  On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell, severally and not jointly, to the several Underwriters, an aggregate of 6,250,000 units (“Firm Units”) of the Company, at a purchase price (net of discounts and commissions) of $7.44 per Firm Unit.  The Underwriters, severally and not jointly, agree to purchase from the Company the number of Firm Units set forth opposite their respective names on Schedule I attached hereto and made a part hereof at a purchase price (net of discounts and commissions) of $7.44 per Firm Unit.  The Firm Units are to be offered initially to the public (“Offering”) at the offering price of $8.00 per Firm Unit.  Each Firm Unit consists of one share of the Company’s common stock, par value $.0001 per share (“Common Stock”), and one warrant (“Warrant”).  The Common Stock and the Warrants included in the Firm Units will not be separately transferable until 90 days after the effective date (“Effective Date”) of the Registration Statement (as defined in Section 2.1.1 hereof) unless the Representative informs the Company, in writing, of its decision to allow earlier separate trading based on its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, the Company’s securities in particular, but in no event will the Representative allow separate trading until the Company has filed with the Securities and Exchange Commission a Current Report on Form 8-K that includes an audited balance sheet reflecting the Company’s receipt of the proceeds of the Offering, including any proceeds the Company receives from the exercise of the Over-allotment Option (as defined in Section 1.2.1), if such option is exercised prior to the filing of the Form 8-K.  Each Warrant entitles its holder to exercise it to purchase one share of Common Stock for $6.00 during the period commencing on the later of the consummation by the Company of its “Business Combination” or one year from the Effective Date of the Registration Statement and terminating on the four-year anniversary of the Effective Date.  “Business Combination” shall mean any merger, capital stock exchange, asset acquisition, other contractual arrangement resulting in a business combination or other similar business combination consummated by the Company with an operating business (as described more fully in the Registration Statement (as defined in Section 2.1.1 below)).

1.1.2        Payment and Delivery.  Delivery and payment for the Firm Units shall be made at 10:00 a.m., New York time, on the fourth Business Day (as defined below) following the effective date of the Registration Statement or at such earlier time as shall be agreed upon by the Representative and the Company at the offices of Kramer Levin Naftalis & Frankel LLP (“Kramer Levin”) or at such other place as shall be agreed upon by the Representative and the Company.  The hour and date of delivery and payment for the Firm Units are called “Closing Date.” Payment for the Firm Units shall be made on the Closing Date at the Representative’s election by wire transfer in federal (same day) funds or by certified or bank cashier’s check(s) in New York Clearing House funds, payable as follows: $49,500,000 of the proceeds received by the Company for the Firm Units and the Placement Warrants (as defined in Section 2.22.3 below), including $1,750,000 of the Deferred Fees (as defined in Section 1.1.3 below) shall be deposited (or with respect to the $2,000,000 of proceeds from the sale of the Placement Warrants shall have been deposited on or prior to the date hereof) in the Trust Account established by the Company for the benefit of the public stockholders as described in the Registration Statement (“Trust Account”) pursuant to the terms of an Investment Management Trust Agreement (“Trust Agreement”) between the Company and Continental Stock Transfer & Trust Company (“CST”) and the remaining proceeds shall be paid (subject to Section 3.12 hereof) to the order of the Company upon delivery to you of certificates (in form and substance satisfactory to the Underwriters) representing the Firm Units (or through the facilities of the Depository Trust Company (“DTC”)) for the account of the Underwriters.  The Firm Units shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two full Business Days prior to the Closing Date.  The Company will permit the Representative to examine and package the Firm Units for delivery, at least one full Business Day prior to the Closing Date.  The Company shall not be obligated to sell or deliver the Firm Units except upon tender of payment by the Representative for all the Firm Units.  “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

1.1.3        Deferral of a Portion of Underwriters’ Discount.  On the Closing Date and, if applicable, on the Option Closing Date (as defined below), Morgan Joseph & Co. agrees to deposit into the Trust Account a portion of the Underwriters’ discount equal to $0.28 per Unit in the Offering and, if applicable, a portion of the discount equal to $0.28 per Option Unit (as defined below) (the “Deferred Fees”) until the earlier of the completion of a Business Combination or the liquidation of the Trust Account.  Upon the consummation of a Business Combination, Morgan Joseph & Co. shall promptly receive the Deferred Fees, but only with respect to those units as to which the component shares have not been redeemed for cash by those stockholders who voted against the Business Combination and exercised their redemption rights.  In the event that the Company is unable to consummate a Business Combination and Continental Stock Transfer & Trust Company, the trustee of the Trust Account, commences liquidation of the Trust Account, Morgan Joseph & Co. hereby agrees to the following: (i) to forfeit any rights or claims to the Deferred Fees; and (ii) that the Deferred Fees shall be distributed on a pro-rata basis among the holders of the Common Stock included in the Units sold in the Offering along with any interest accrued thereon, net of taxes.

1.2               Over-Allotment Option.

1.2.1        Option Units.  For the purposes of covering any over-allotments in connection with the distribution and sale of the Firm Units, the Underwriters are hereby granted, severally and not jointly, an option to purchase up to an additional 937,500 units from the Company (“Over-allotment Option”).  Such additional 937,500 units, the net proceeds of which will be deposited in the Trust Account, are hereinafter referred to as “Option Units.” The Firm Units and the Option Units are hereinafter collectively referred to as the “Units,” and the Units, the Common Stock and the Warrants included in the Units and the Common Stock issuable upon exercise of the Warrants are hereinafter referred to collectively as the “Public Securities.” The purchase price to be paid for each Option Unit will be the same price per Option Unit as the price per Firm Unit set forth in Section 1.1.1 hereof.

1.2.2        Exercise of Option.  The Over-allotment Option granted pursuant to Section 1.2.1 hereof may be exercised by the Representative as to all (at any time) or any part (from time to time) of the Option Units within 45 days after the Effective Date.  The Underwriters will not be under any obligation to purchase any Option Units prior to the exercise of the Over-allotment Option.  The Over-allotment Option granted hereby may be exercised by the giving of oral notice to the Company by the Representative, which must be confirmed in writing by overnight mail or facsimile transmission setting forth the number of Option Units to be purchased and the date and time for delivery of and payment for the Option Units (the “Option Closing Date”), which will not be later than five full Business Days after the date of the notice or such other time and in such other manner as shall be agreed upon by the Company and the Representative, at the offices of Kramer Levin or at such other place as shall be agreed upon by the Company and the Representative.  Upon exercise of the Over-allotment Option, the Company will become obligated to convey to the Underwriters, and, subject to the terms and conditions set forth herein, the Underwriters will become obligated to purchase, the number of Option Units specified in such notice.

1.2.3        Payment and Delivery.  Payment for the Option Units shall be made on the Option Closing Date at the Representative’s election by wire transfer in federal (same day) funds or by certified or bank cashier’s check(s) in New York Clearing House funds, payable as follows: $7.44 per Option Unit shall be deposited in the Trust Account pursuant to the Trust Agreement upon delivery to you of certificates (in form and substance satisfactory to the Underwriters) representing the Option Units (or through the facilities of DTC) for the account of the Underwriters.  The certificates representing the Option Units to be delivered will be in such denominations and registered in such names as the Representative requests not less than two full Business Days prior to the Closing Date or the Option Closing Date, as the case may be, and will be made available to the Representative for inspection, checking and packaging at the aforesaid office of the Company’s transfer agent or correspondent not less than one full Business Day prior to such Closing Date.

1.3               Representative’s Purchase Option.

1.3.1        Purchase Option.  The Company hereby agrees to issue and sell to the Representative (and/or its designees) on the Effective Date an option (“Representative’s Purchase Option”) for the purchase of an aggregate of 625,000 units (“Representative’s Units”) for an aggregate purchase price of $100.  Each of the Representative’s Units is identical to the Firm Units, including the warrants constituting the Units to purchase Common Stock except that the warrants included in the Representative’s Units have an exercise price per share of $7.00 (sometimes referred to as the “Representative’s Warrants”).  The Representative’s Purchase Option shall be exercisable, in whole or in part, commencing on the later of the consummation of a Business Combination and one year from the Effective Date and expiring on the five-year anniversary of the Effective Date at an initial exercise price per Representative’s Unit of $10.00 (125% of the initial public offering price of a Unit), and may be exercised on a cashless basis.  The Representative’s Purchase Option, the Representative’s Units, the Common Stock contained within the Representative’s Units, the Representative’s Warrants and the Common Stock issuable upon exercise of the Representative’s Warrants are hereinafter referred to collectively as the “Representative’s Securities.” The Public Securities and the Representative’s Securities are hereinafter referred to collectively as the “Securities.” The Representative understands and agrees that there are significant restrictions against transferring the Representative’s Securities during the first year after the Effective Date, as set forth in Section 3 of the Representative’s Purchase Option.

1.3.2        Payment and Delivery.  Delivery and payment for the Representative’s Purchase Option shall be made on the Closing Date.  The Company shall deliver to the Underwriters, upon payment therefor, certificates for the Representative’s Purchase Option in the name or names and in such authorized denominations as the Representative may request.

2.             Representations and Warranties of the Company.  The Company represents and warrants to the Underwriters as follows:

2.1               Filing of Registration Statement.

2.1.1        Pursuant to the Act.  The Company has filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement and an amendment or amendments thereto, on Form S-1 (File No. 333-140814), including any related preliminary Prospectus (the “Preliminary Prospectus”), for the registration of the Securities under the Securities Act of 1933, as amended (“Act”), which Registration Statement and amendment or amendments have been prepared by the Company in conformity with the requirements of the Act, and the rules and regulations (the “Regulations”) of the Commission under the Act.  The conditions for use of Form S-1 to register the Offering under the Act, as set forth in the General Instructions to such Form, have been satisfied.  Except as the context may otherwise require, such Registration Statement, as amended, on file with the Commission at the time the Registration Statement becomes effective (including any Prospectus, financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein and all information deemed to be a part thereof as of such time pursuant to Rule 430A of the Regulations), is hereinafter called the “Registration Statement,” and the form of the final Prospectus dated the Effective Date included in the Registration Statement (or, if applicable, the form of final Prospectus filed by the Company with the Commission pursuant to Rule 424(b) at or after the time of effectiveness as allowed under Rule 430A of the Regulations), is hereinafter called the “Prospectus.” For purposes of this Agreement, “Time of Sale”, as used in the Act, means 4:30 p.m.  New York City time, on the date of this Agreement.  Prior to the Time of Sale, the Company prepared a preliminary Prospectus, dated             , 2007, for distribution by the Underwriters (the “Sale Preliminary Prospectus”).  If the Company has filed, or is required pursuant to the terms hereof to file, a Registration Statement pursuant to Rule 462(b) under the Act registering additional Securities of any type (a “Rule 462(b) Registration Statement”), then, unless otherwise specified, any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462(b) Registration Statement.  Other than a Rule 462(b) Registration Statement, which, if filed, becomes effective upon filing, no other document with respect to the Registration Statement has heretofore been filed with the Commission.  All of the Public Securities have been registered for public sale under the Act pursuant to the Registration Statement or, if any Rule 462(b) Registration Statement is filed, will be duly registered for public sale under the Act with the filing of such Rule 462(b) Registration Statement.  The Registration Statement has been declared effective by the Commission on the date hereof.  If, subsequent to the date of this Agreement, the Company or the Representative has determined that at the Time of Sale the Sale Preliminary Prospectus includes an untrue statement of a material fact or omitted a statement of material fact necessary to make the statements therein not misleading and have agreed to provide an opportunity to purchasers of the Firm Units to terminate their old purchase contracts and enter into new purchase contracts, then the Sale Preliminary Prospectus will be deemed to include any additional information available to purchasers at the time of entry into the first such new purchase contract.

2.1.2        Pursuant to the Exchange Act.  The Company has filed with the Commission a Form 8-A (File Number      -     ) providing for the registration under the Securities Exchange Act of 1934, as amended (“Exchange Act”), of the Units, the Common Stock and the Warrants. The registration of the Units, Common Stock and Warrants under the Exchange Act has been declared effective by the Commission on the date hereof.

2.2               No Stop Orders, Etc.  Neither the Commission nor, to the best of the Company’s knowledge, any state regulatory authority has issued any order or threatened to issue any order preventing or suspending the use of any Sale Preliminary Prospectus or Prospectus or has instituted or, to the best of the Company’s knowledge, threatened to institute any proceedings with respect to such an order.

2.3               Disclosures In Registration Statement.

2.3.1        Representation as to Section 10b-5 of the Act.  At the time the Registration Statement became effective and at all times subsequent thereto up to the Closing Date and the Option Closing Date, if any, the Registration Statement, the Sale Preliminary Prospectus and the Prospectus contains or will contain all material statements that are required to be stated therein in accordance with the Act and the Regulations, and will in all material respects conform to the requirements of the Act and the Regulations; and neither the Registration

Statement, the Sale Preliminary Prospectus nor the Prospectus, nor any amendment or supplement thereto, on their respective dates, nor the Sale Preliminary Prospectus as of the Time of Sale (or such subsequent Time of Sale pursuant to Section 2.1.1) does or will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  When any Preliminary Prospectus or Sale Preliminary Prospectus was first filed with the Commission (whether filed as part of the Registration Statement for the registration of the Securities or any amendment thereto or pursuant to Rule 424(a) of the Regulations) and when any amendment thereof or supplement thereto was first filed with the Commission, such Preliminary Prospectus or Sale Preliminary Prospectus and any amendments thereof and supplements thereto complied or will comply in all material respects with the applicable provisions of the Act and the Regulations and did not and will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The representation and warranty made in this Section 2.3.1 does not apply to statements made or statements omitted in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriters by the Representative expressly for use in the Registration Statement, Sale Preliminary Prospectus or Prospectus or any amendment thereof or supplement thereto.

2.3.2        Disclosure of Agreements.  The agreements and documents described in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus conform to the descriptions thereof contained therein and there are no agreements or other documents required to be described in the Registration Statement, the Sale Preliminary Prospectus or the Prospectus or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed.  Each agreement or other instrument (however characterized or described) to which the Company is a party or by which its property or business is or may be bound or affected and (i) that is referred to in the Sale Preliminary Prospectus or Prospectus, or (ii) is material to the Company’s business, has been duly and validly executed by the Company, is in full force and effect and is enforceable against the Company and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and none of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the best of the Company’s knowledge, any other party is in breach or default thereunder and, to the best of the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a breach or default thereunder.  To the best of the Company’s knowledge, performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses, including, without limitation, those relating to environmental laws and regulations.

2.3.3        Prior Securities Transactions.  No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company since the Company’s formation, except as disclosed in the Registration Statement.

2.3.4        Regulations.  The disclosures in the Registration Statement and Sale Preliminary Prospectus concerning the effects of federal, state and local regulation on the Company’s business as currently contemplated are correct in all material respects and do not omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

2.4               Changes After Dates in Registration Statement.

2.4.1        No Material Adverse Change.  Since the respective dates as of which information is given in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, except as otherwise specifically stated therein, (i) there has been no material adverse change in the condition, financial or otherwise, or business prospects of the Company, (ii) there have been no material transactions entered into by the Company, other than as contemplated pursuant to this Agreement, and (iii) no member of the Company’s management has resigned from any position with the Company.

2.4.2        Recent Securities Transactions; Etc.  Subsequent to the respective dates as of which information is given in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, and except as may otherwise be indicated or contemplated herein or therein, the Company has not (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its equity securities.

2.5               Independent Accountants.  Rothstein, Kass & Company, P.C. (“RK&C”), whose report is filed with the Commission as part of the Registration Statement, the Sale Preliminary Prospectus and Prospectus and included in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, are independent registered public accountants as required by the Act and the Regulations.  RK&C has not, during the periods covered by the financial statements included in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10a(g) of the Exchange Act.

2.6               Financial Statements.  The financial statements, including the notes thereto and supporting schedules included in the Registration Statement, the Sale Preliminary Prospectus and Prospectus fairly present the financial position, the results of operations and the cash flows of the Company at the dates and for the periods to which they apply; such financial statements have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved; and the supporting schedules included in the Registration Statement, the Sale Preliminary Prospectus and Prospectus present fairly the information required to be stated therein.  The Registration Statement, the Sale Preliminary Prospectus and Prospectus discloses all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses.

2.7               Authorized Capital; Options; Etc.  The Company had at the date or dates indicated in the Sale Preliminary Prospectus and Prospectus duly authorized, issued and outstanding capitalization as set forth in the Registration Statement, the Sale Preliminary Prospectus, and the Prospectus.  Based on the assumptions stated in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, the Company will have on the Closing Date the adjusted stock capitalization set forth therein.  Except as set forth in, or contemplated by the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, on the Effective Date and on the Closing Date, there will be no options, warrants, or other rights to purchase or otherwise acquire any authorized but unissued shares of Common Stock of the Company or any security convertible into Common Stock of the Company, or any contracts or commitments to issue or sell Common Stock or any such options, warrants, rights or convertible securities.

2.8               Valid Issuance of Securities, Etc.

2.8.1        Outstanding Securities.  All issued and outstanding securities of the Company (including, without limitation, the Placement Warrants) have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company.  The authorized shares of Common Stock and Warrants conform in all material respects to the description thereof contained in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus.  All offers and sales of any outstanding securities of the Company were at all relevant times either registered under the Act or exempt from such registration requirements and the registration requirements of applicable blue sky laws and regulations.

2.8.2        Securities Sold Pursuant to This Agreement.  The Securities have been duly authorized and, when issued and paid for, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Securities has been duly and validly taken.  The Securities conform in all material respects to the descriptions thereof contained in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus.  When issued, the Representative’s Securities will constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment of the respective exercise prices therefor, the number and type of securities of the Company called for thereby in accordance with the terms thereof and such Representative’ Securities are enforceable against the Company in accordance with their respective terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

2.8.3        Placement Warrants.  The Placement Warrants constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment of the respective exercise prices therefor, the number and type of securities of the Company called for thereby in accordance with the terms thereof, and such Placement Warrants are enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.  The Common Stock issuable upon exercise of the Placement Warrants have been reserved for issuance upon the exercise of the Placement Warrants and, when issued in accordance with the terms of the Placement Warrants, will be duly and validly authorized, validly issued, fully paid and non-assessable, and the holders thereof are not and will not be subject to personal liability by reason of being such holders.

2.8.4        No Integration.  Other than with respect to the Placement Warrants, neither the Company nor any of its affiliates has, prior to the date hereof, made any offer or sale of any securities which are required to be or may be “integrated” pursuant to the Act or the Regulations with the offer and sale of the Securities pursuant to the Registration Statement.

2.9               Registration Rights of Third Parties.  Except as set forth in the Sale Preliminary Prospectus and the Prospectus, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a Registration Statement to be filed by the Company.

2.10             Validity and Binding Effect of Agreements.  This Agreement, the Warrant Agreement (as defined in Section 2.21 hereof), the Trust Agreement, the Services Agreement (as defined in Section 3.7.2 hereof), the Escrow Agreement (as defined in Section 2.22.2 hereof) and the Warrant Purchase Agreement (as defined in Section 2.22.3 hereof) have been duly and validly authorized by the Company and constitute, and the Representative’s Purchase Option, has been duly validly authorized by the Company and, when executed and delivered, will constitute the valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

2.11             No Conflicts, Etc.  The execution, delivery, and performance by the Company of this Agreement, the Warrant Agreement, the Representative’s Purchase Option, the Trust Agreement, the Services Agreement, the Escrow Agreement and the Warrant Purchase

Agreement, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms hereof and thereof do not and will not, with or without the giving of notice or the lapse of time or both (i) result in a breach of, or conflict with any of the terms and provisions of, or constitute a default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement or instrument to which the Company is a party except pursuant to the Trust Agreement; (ii) result in any violation of the provisions of the Company’s Bylaws and Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”); or (iii) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or business.

2.12             No Defaults; Violations.  No material default exists in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject.  The Company is not in violation of any term or provision of the certificate of incorporation or in violation of any material franchise, license, permit, applicable law, rule, regulation, judgment or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or businesses.

2.13             Corporate Power; Licenses; Consents.

2.13.1      Conduct of Business.  The Company has all requisite corporate power and authority, and has all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies that it needs as of the date hereof to conduct its business as described in the Registration Statement, Sale Preliminary Prospectus and the Prospectus.  The disclosures in the Registration Statement, the Sale Preliminary Prospectus and Prospectus concerning the effects of federal, state and local regulation on this Offering and the Company’s business as currently contemplated are correct in all material respects and do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

2.13.2      Transactions Contemplated Herein.  The Company has all corporate power and authority to enter into this Agreement and to carry out the provisions and conditions hereof, and all consents, authorizations, approvals and orders required in connection therewith have been obtained.  No consent, authorization or order of, and no filing with, any court, government agency or other body is required for the valid issuance, sale and delivery, of the Securities and the consummation of the transactions and agreements contemplated by this Agreement, the Warrant Agreement, the Representative’s Purchase Option, the Trust Agreement, the Escrow Agreement and the Warrant Purchase Agreement and as contemplated by the Registration Statement, Sale Preliminary Prospectus and Prospectus, except with respect to applicable federal and state securities laws and the rules and regulations promulgated by the National Association of Securities Dealers, Inc.  (“NASD”).

2.14             D&O Questionnaires.  To the best of the Company’s knowledge, all information contained in the questionnaires (“Questionnaires”) completed by each of the Company’s stockholders prior to the Offering (“Existing Stockholders”) and previously provided to the Representative is true and correct and the Company has not become aware of any information which would cause the information disclosed in the questionnaires completed by each Existing Stockholder to become inaccurate or incorrect.

2.15             Litigation; Governmental Proceedings.  There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, to the best of the Company’s knowledge, threatened against, or involving the Company or, to the best of the Company’s knowledge, any Existing Stockholder which has not been disclosed, that is required to be disclosed, in the Registration Statement, the Sale Preliminary Prospectus or the Prospectus.

2.16             Good Standing.  The Company has been duly organized and is validly existing as a corporation and is in good standing under the laws of its place of incorporation, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify would not have a material adverse effect on the assets, business or operations of the Company.

2.17             Stop Orders.  The Commission has not issued any order preventing or suspending the use of the Registration Statement, any Preliminary Prospectus, the Sale Preliminary Prospectus or Prospectus or any part thereof and has not threatened to issue any such order.

2.18             Transactions Affecting Disclosure to NASD.

2.18.1      Finder’s Fees.  There are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee by the Company or any Existing Stockholder with respect to the sale of the Securities hereunder or any other arrangements, agreements or understandings of the Company or any Existing Stockholder that may affect the Underwriters’ compensation, as determined by the NASD.

2.18.2      Payments Within Six Months.  The Company has not made any direct or indirect payments (in cash, securities or otherwise) (i) to any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company, (ii) to any NASD member or (iii) to any person or entity that has any direct or indirect affiliation or association with any NASD member, within the six months prior to the Effective Date, other than payments to the Representative in connection with this Offering.

2.18.3      Use of Proceeds.  None of the net proceeds of the Offering and Private Placement will be paid by the Company to any participating NASD member or its affiliates, except as specifically authorized herein and except as may be paid in connection with a Business Combination as contemplated by the Sale Preliminary Prospectus.

2.18.4      Existing Stockholders’ NASD Affiliation.  Based on questionnaires distributed to the Existing Stockholders, no officer, director or any beneficial owner of the

Company’s unregistered securities has any direct or indirect affiliation or association with any NASD member, as determined in accordance with the rules and regulations of the NASD.  The Company will advise the Representative and its counsel if it learns that any officer, director or beneficial owner (direct or indirect) of 5% or more of the Company’s outstanding Common Stock is or becomes an affiliate or associated person of an NASD member participating in the Offering.

2.19             Foreign Corrupt Practices Act; Patriot Act.

2.19.1      Neither the Company nor any of the Existing Stockholders or any other person acting on behalf of the Company has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) that (i) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have had a material adverse effect on the assets, business or operations of the Company as reflected in any of the financial statements contained in the Prospectus or (iii) if not continued in the future, might adversely affect the assets, business, operations or prospects of the Company.  The Company’s internal accounting controls and procedures are sufficient to cause the Company to comply with the Foreign Corrupt Practices Act of 1977, as amended.

2.19.2      Patriot Act.  Neither the Company nor any Company Affiliate has violated: (i) the Bank Secrecy Act, as amended, (ii) the Money Laundering Control Act of 1986, as amended, or (iii) the Uniting and Strengthening of America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, and/or the rules and regulations promulgated under any such law, or any successor law.

2.20             Officers’ Certificate.  Any certificate signed by any duly authorized officer of the Company and delivered to you or to your counsel shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

2.21             Warrant Agreement.  The Company has entered into a warrant agreement with respect to the Warrants and the Representative’s Warrants with CST substantially in the form annexed as Exhibit 4.4 to the Registration Statement (“Warrant Agreement”).

2.22             Agreements With Existing Stockholders.

2.22.1      Insider Letters.  The Company has caused to be duly executed legally binding and enforceable agreements (except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (ii) as enforceability of any indemnification, contribution or noncompete provision may be limited under the federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought), the form of which is annexed as Exhibit 10.1 to the Registration Statement (“Insider Letters”), pursuant to which each of the Existing Stockholders of the Company agree to certain matters, including but not limited to, certain matters described as being agreed to by them under the “Proposed Business” Section of the Sale Preliminary Prospectus and Prospectus.

2.22.2      Escrow Agreement.  The Company has caused the Existing Stockholders to enter into an escrow agreement (“Escrow Agreement”) with CST (“Escrow Agent”), substantially in the form annexed as Exhibit 10.3 to the Registration Statement, whereby (i) the Common Stock owned by the Existing Stockholders (the “Existing Stockholders Shares”) will be held in escrow by the Escrow Agent, until one year from the date of consummation of a Business Combination and (ii) the Placement Warrants will be held in escrow by the Escrow Agent until such time that the Company consummates a Business Combination; provided, however, that if the Escrow Agent is notified by the Company that the Company is being liquidated at any time during the applicable Escrow Period (as that term is defined in the Escrow Agreement), then immediately prior to the effectiveness of such liquidation, the Escrow Agent shall promptly destroy the certificates representing the Existing Stockholders Shares and the Placement Warrants.  During such escrow period, the Existing Stockholders shall be prohibited from selling or otherwise transferring such shares (except to spouses and children of Existing Stockholders and trusts established for their benefit and as otherwise set forth in the Escrow Agreement and transfers to members of AAI (as defined in Section 2.22.3 below), in proportion to their membership interests) but will retain the right to vote such shares.  To the Company’s knowledge, the Escrow Agreement is enforceable against each of the Existing Stockholders and will not, with or without the giving of notice or the lapse of time or both, result in a breach of, or conflict with any of the terms and provisions of, or constitute a default under, any agreement or instrument to which any of the Existing Stockholders is a party.  The Escrow Agreement shall not be amended, modified or otherwise changed without the prior written consent of the Representative.

2.22.3      Existing Stockholders Warrant Purchase Agreement.  Arcade Acquisition Investors, LLC (“AAI”), an entity affiliated with the Company’s executive officers and directors, has executed and delivered an agreement, annexed as Exhibit 10.6 of the Registration Statement (the “Warrant Purchase Agreement”), pursuant to which such persons, among other things, have purchased an aggregate of 2,000,000 warrants in a private placement intended to be exempt from registration under the Act under Section 4(2) of the Act (“Private Placement”) at a purchase price of $1.00 per warrant (“Placement Warrants”).  AAI and the Company have delivered executed copies of the Warrant Purchase Agreement and AAI has delivered the purchase price on or before the Effective Date.  Pursuant to the Warrant Purchase Agreement, (i) the $2,000,000 of proceeds from the sale of the Placement Warrants has been deposited by the Company in the Trust Account in accordance with the terms of the Trust Agreement on or prior to the Effective Date, and (ii) the purchasers of the Placement Warrants have waived any and all rights and claims that they may have to any proceeds, and any interest thereon, held in the Trust in respect of the Placement Warrants in the event that a Business Combination is not consummated and the Trust Account is liquidated in accordance with the terms of the Trust Agreement.

2.23         Investment Management Trust Agreement.  The Company has entered into the Trust Agreement with CST with respect to certain proceeds of the Offering substantially in the form annexed as Exhibit 10.2 to the Registration Statement.

2.24             No Existing Non-Competition Agreements.  No Existing Stockholder, employee, officer or director of the Company is subject to any non competition agreement or non-solicitation agreement with any employer or prior employer which could materially affect his ability to be an Existing Stockholder, employee, officer and/or director of the Company.

2.25             Investments.  No more than 45% of the “value” (as defined in Section 2(a)(41) of the Investment Company Act of 1940, as amended (“Investment Company Act”)) of the Company’s total assets (exclusive of “Government Securities” (as defined in Section 2(a)(16) of the Investment Company Act)) consist of, and no more than 45% of the Company’s net income after taxes is derived from, securities other than the Government Securities.

2.26             Subsidiaries.  The Company does not own an interest in any corporation, partnership, limited liability Company, joint venture, trust or other business entity.

2.27             Related Party Transactions.  There are no business relationships or related party transactions involving the Company or any other person required to be described in the Registration Statement, Sale Preliminary Prospectus and the Prospectus that have not been described as required.

2.28             Standard & Poor’s Application.  Unless the Securities are listed or quoted, as the case may be, on the New York Stock Exchange, the American Stock Exchange or quoted on the NASDAQ Global Market on the effective date, prior to the date hereof the Company has made application with Standard and Poor’s to have information regarding the Company and the Securities included in the Standard & Poor’s Daily News and Corporation Records Description so as to allow for secondary trading of the Public Securities in the state jurisdictions which allow for an exemption for non-issuer secondary trading.

3.             Covenants of the Company.  The Company covenants and agrees as follows:

3.1               Amendments To Registration Statement.  The Company will deliver to the Representative, prior to filing, any amendment or supplement to the Registration Statement or Prospectus proposed to be filed after the Effective Date and the Company shall not file any such amendment or supplement to which the Representative shall reasonably object in writing.

3.2               Federal Securities Laws.

3.2.1        Compliance.  During the time when a Prospectus is required to be delivered under the Act, the Company will use all reasonable efforts to comply with all requirements imposed upon it by the Act, the Regulations and the Exchange Act and by the regulations under the Exchange Act, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Public Securities in accordance with the provisions hereof and the Prospectus.  If at any time when a Sale Preliminary Prospectus or Prospectus relating to the Public Securities is required to be delivered under the Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or counsel for the

Underwriters, the Sale Preliminary Prospectus or the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Sale Preliminary Prospectus or the Prospectus to comply with the Act, the Company will notify the Representative promptly and prepare and file with the Commission, subject to Section 3.1 hereof, an appropriate amendment or supplement in accordance with Section 10 of the Act.

3.2.2        Filing of Final Prospectus.  The Company will file the Prospectus (in form and substance satisfactory to the Representative) with the Commission following the Effective Date pursuant to the requirements of Rule 424 of the Regulations.

3.2.3        Exchange Act Registration.  The Company will use its best efforts to maintain the registration of the Public Securities under the provisions of the Exchange Act (except in connection with a going-private transaction) for a period of five years from the Effective Date, or until the Company is required to be liquidated if earlier, or, in the case of the Warrants, until the Warrants expire and are no longer exercisable.  The Company will not deregister the Public Securities under the Exchange Act without the prior written consent of the Representative.

3.2.4        Ineligible Issuer. At the time of filing the Registration Statement and at the date hereof, the Company was and is an “ineligible issuer,” as defined in Rule 405 under the Securities Act. The Company has not made and will not make any offer relating to the Public Securities that would constitute an “issuer free writing Prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing Prospectus,” as defined in Rule 405.

3.3               Blue Sky Filing.  Unless the Securities are listed or quoted, as the case may be, on the New York Stock Exchange, the American Stock Exchange or the NASDAQ Global Market, the Company will endeavor in good faith, in cooperation with the Representative, at or prior to the time the Registration Statement becomes effective, to qualify the Public Securities for offering and sale under the securities laws of such jurisdictions as the Representative may reasonably designate, provided that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of general process or to taxation as a foreign corporation doing business in such jurisdiction.  In each jurisdiction where such qualification shall be effected, the Company will, unless the Representative agrees that such action is not at the time necessary or advisable, use all reasonable efforts to file and make such statements or reports at such times as are or may be required by the laws of such jurisdiction.  The Company shall pay all filings fees in connection with the qualification of the securities under the securities laws of such jurisdictions as the Representative may reasonably designate.

3.4               Delivery to Underwriters of Preliminary Prospectus, Sale Preliminary Prospectus And Prospectuses.  The Company will deliver to each of the several Underwriters, without charge, from time to time during the period when the Prospectus is required to be delivered under the Act or the Exchange Act such number of copies of each Preliminary Prospectus, Sale Preliminary Prospectus and the Prospectus as such Underwriters may reasonably request and, as soon as the Registration Statement or any amendment or supplement thereto becomes effective, deliver to you two original executed Registration Statements, including exhibits, and all post-effective amendments thereto and copies of all exhibits filed therewith or incorporated therein by reference and a copy of all original executed consents of certified experts.

3.5               Effectiveness and Events Requiring Notice to the Representative.  The Company will use its best efforts to cause the Registration Statement to remain effective and will notify the Representative immediately and confirm the notice in writing (i) of the effectiveness of the Registration Statement and any amendment thereto, (ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceeding for that purpose, (iii) of the issuance by any state securities commission of any proceedings for the suspension of the qualification of the public securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose, (iv) of the mailing and delivery to the Commission for filing of any amendment or supplement to the Registration Statement or Prospectus, (v) of the receipt of any comments or request for any additional information from the Commission, and (vi) of the happening of any event during the period described in Section 3.2.3 hereof that, in the judgment of the Company or its counsel, makes any statement of a material fact made in the Registration Statement, the Sale Preliminary Prospectus or the Prospectus untrue or that requires the making of any changes in the Registration Statement, the Sale Preliminary Prospectus or the Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  If the Commission or any state securities commission shall enter a stop order or suspend such qualification at any time, the Company will make every reasonable effort to obtain promptly the lifting of such order.

3.6               Review of Quarterly Financial Statements.  Until the earlier of five years from the Effective Date, or until such earlier time upon which the Company is required to be liquidated, the Company, at its expense, shall cause its regularly engaged independent registered public accounting firm to review (but not audit) the Company’s financial statements for each of the first three fiscal quarters prior to the announcement of quarterly financial information, the filing of the Company’s Form 10-q quarterly report and the mailing of quarterly financial information to stockholders.

3.7               Affiliated Transactions.

3.7.1        Business Combinations.  The Company will not consummate a Business Combination with any entity which is affiliated with any Existing Stockholder unless the Company obtains an opinion from an independent investment banking firm that is a member of the NASD that the Business Combination is fair to the Company’s stockholders from a financial perspective.  No Existing Stockholder or any affiliate of such person shall receive any fees of any type (other than reimbursement of ordinary and customary expenses incurred on behalf of the Company) in connection with any Business Combination.

3.7.2        Administrative Services.  The Company has entered into an office services agreement (“Services Agreement”) with Arcade Partners, LLC (“Affiliate”) substantially in the form annexed as Exhibit 10.4 to the Registration Statement pursuant to which the Affiliate will make available to the Company office space and general and administrative services for the Company’s use for up to $7,500 per month.

3.7.3        Compensation to Existing Stockholders.  Except as set forth above in this Section 3.7, the Company shall not pay any Existing Stockholder or any of their affiliates any fees or compensation from the Company, for services rendered to the Company prior to, or in connection with, the consummation of a Business Combination; provided that the Existing Stockholders shall be entitled to reimbursement from the Company for their reasonable out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.

3.8               Financial Public Relations Firm.  Promptly after the execution of a definitive agreement for a Business Combination, the Company shall consider, in good faith, retaining at its expense a financial public relations firm reasonably acceptable to Morgan Joseph & Co. for a term to be agreed on by the Company and Morgan Joseph & Co.

3.9               Reports to the Representative.

3.9.1        Periodic Reports, Etc.  For a period of five years from the Effective Date or until such earlier time upon which the Company is required to be liquidated, the Company will furnish to the Representative (Morgan Joseph & Co., Attn: Mary Lou Malanoski) and its counsel copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its securities, and promptly furnish to the Representative (i) a copy of each periodic report the Company shall be required to file with the Commission, (ii) a copy of every press release and every news item and article with respect to the Company or its affairs which was released by the Company, (iii) a copy of each Form 8-K or Schedules 13D, 13G, 14D-1 or 13E-4 received or prepared by the Company, (iv) two (2) copies of each Registration Statement filed by the Company with the Commission under the Securities Act, (v) a copy of monthly statements, if any, setting forth such information regarding the Company’s results of operations and financial position (including balance sheet, profit and loss statements and data regarding outstanding purchase orders) as is regularly prepared by management of the Company and (vi) such additional documents and information with respect to the Company and the affairs of any future subsidiaries of the Company as the Representative may from time to time reasonably request.  Documents filed with the Commission pursuant to its EDGAR system shall be deemed to have been delivered to the Representative pursuant to this Section.

3.9.2        Transfer Sheets.  For a period of two years following the Effective Date or until such earlier time upon which the Company is required to be liquidated, the Company shall retain CST or another transfer and warrant agent acceptable to the Representative (“Transfer Agent”) and will furnish to the Underwriters at the Company’s sole cost and expense, for a period of one year following the Effective Date, such transfer sheets of the Company’s securities as the Representative may request, including the daily and monthly consolidated transfer sheets of the Transfer Agent and DTC.  The Underwriters acknowledge that Continental Stock Transfer & Trust Company is an acceptable Transfer Agent.

3.9.3        Secondary Market Trading Maintenance.  Unless the Securities are listed or quoted, as the case may be, on the New York Stock Exchange, the American Stock Exchange or quoted on the NASDAQ Global Market, until such earlier time upon which the Company is required to be liquidated or five (5) years from the date hereof, the Company shall maintain its listing in Standards & Poors’ Daily News and Corporation Records Corporate Descriptions at its cost and expense and at the beginning of each fiscal quarter, shall provide the Representative with a written report of counsel detailing those states in which the Securities may be traded in non-issuer transactions under the Blue Sky laws of the fifty States (“Secondary Market Trading Survey”).

3.9.4        Trading Reports.  During such time as any of the Securities are quoted on the NASD OTC Bulletin Board (or any successor trading market such as the Bulletin Board Exchange) or the Pink Sheets, LLC (or similar publisher of quotations) and no other automated quotation system, the Company shall provide to the Representative, at its expense, such reports published by the NASD or the Pink Sheets, LLC relating to price trading of the Securities, as the Representative shall reasonably request.

3.10             Disqualification of Form S-1.  Until the earlier of seven years from the date hereof or until the Warrants have expired and are no longer exercisable, the Company will not take any action or actions which may prevent or disqualify the Company’s use of Form S-1 (or other appropriate form) for the registration of the Warrants and the Representative’s Warrants under the Act (except in connection with a going-private transaction).

3.11             Payment of Expenses.

3.11.1      General Expenses Related to the Offering.  The Company hereby agrees to pay on each of the Closing Date and the Option Closing Date, if any, to the extent not paid at Closing Date, all expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to (i) the preparation, printing, filing and mailing (including the payment of postage with respect to such mailing) of the Registration Statement, the Preliminary, the Preliminary Sale and Final Prospectuses and the printing and mailing of this Agreement and related documents, including the cost of all copies thereof and any amendments thereof or supplements thereto supplied to the Underwriters in quantities as may be required by the Underwriters, (ii) the printing, engraving, issuance and delivery of the Units, the Common Stock and the Warrants included in the Units and the Representative’s Purchase Option, including any transfer or other taxes payable thereon, (iii) filing fees, costs and expenses (including disbursements for the Representative’s counsel) incurred in registering the Offering with the NASD and qualifying the Public Securities under state or foreign securities or Blue Sky laws (such fees shall be $25,000 in the aggregate), (iv) fees, costs and expenses incurred in listing the Company on the Over the Counter Bulletin Board, (v) fees and disbursements of the transfer and warrant agent, (vi) the Company’s expenses associated with “due diligence” and “road show” meetings arranged by the Representative, (vii) the preparation, binding and delivery of transaction “bibles,” in form and style reasonably satisfactory to the Representative and transaction lucite cubes or similar commemorative items in a style and quantity as reasonably requested by the Representative and (viii) all other costs and expenses customarily borne by an issuer incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 3.11.1.  The Company also agrees that, if requested by the Representative, it will engage and pay up to $5,000 for an investigative search firm of the Representative’s choice to conduct an investigation of the principals of the Company as shall be mutually selected by the Representative and the Company.  The Representative may deduct from the net proceeds of the Offering payable to the Company on the Closing Date, or the Option

Closing Date, if any, the expenses set forth in this Agreement to be paid by the Company to the Representative and others.  If the Offering contemplated by this Agreement is not consummated for any reason whatsoever then the Company shall reimburse the Underwriters in full for their actual out of pocket expenses, including, without limitation, its legal fees (up to a maximum of $         ) and disbursements and “road show” and due diligence expenses.

3.11.2      Expenses Related to Business Combination.  The Company further agrees that, in the event the Representative, at the request of the Company, assists the Company in trying to obtain stockholder approval of a proposed Business Combination, the Company agrees to reimburse the Representative for all reasonable out-of-pocket expenses, including, but not limited to, “road-show” and due diligence expenses.

3.12             Application of Net Proceeds.  The Company will apply the net proceeds from the Offering and Private Placement received by it in a manner consistent with the application described under the caption “Use of Proceeds” in the Registration Statement, Sale Preliminary Prospectus and Prospectus.

3.13             Delivery of Earnings Statements to Security Holders.  The Company will make generally available to its security holders as soon as practicable, but not later than the first day of the fifteenth full calendar month following the Effective Date, an earnings statement (which need not be certified by independent public or independent certified public accountants unless required by the Act or the Regulations, but which shall satisfy the provisions of Rule 158(a) under Section 11(a) of the act) covering a period of at least twelve consecutive months beginning after the Effective Date.

3.14             Notice to NASD.  In the event any person or entity (regardless of any NASD affiliation or association) is engaged to assist the Company in its search for a merger candidate or to provide any other merger and acquisition services, the Company will provide the following to the NASD and to Morgan Joseph & Co. prior to the consummation of the Business Combination: (i) complete details of all services and copies of agreements governing such services; and (ii) justification as to why the person or entity providing the merger and acquisition services should not be considered an “Underwriter and related person” with respect to the Company’s initial public offering, as such term is defined in Rule 2710 of the NASD’s Conduct Rules.  The Company also agrees that proper disclosure of such arrangement or potential arrangement will be made in the proxy statement which the Company will file for purposes of soliciting stockholder approval for the Business Combination.

3.15             Stabilization.  Neither the Company, nor, to its knowledge, any of its employees, directors or stockholders (without the consent of the Representative), has taken or will take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Public Securities.

3.16             Internal Controls.  The Company will maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.17             Accountants.  Until the earlier of five years from the Effective Date or until such earlier time upon which the Company is required to be liquidated, the Company shall retain RK&C or another independent registered public accounting firm reasonably acceptable to the Representative.

3.18             Form 8-K.  The Company shall, on the date hereof, retain its independent registered public accounting firm to audit the financial statements of the Company as of the Closing Date (“Audited Financial Statements”) reflecting the receipt by the Company of the proceeds of the Offering.  As soon as the audited financial statements become available, the Company shall immediately file a current report on Form 8-K with the Commission, which report shall contain the Company’s Audited Financial Statements.

3.19             Corporate Proceedings.  All corporate proceedings and other legal matters necessary to carry out the provisions of this Agreement and the transactions contemplated hereby shall have been done to the reasonable satisfaction to counsel for the Underwriters.

3.20             Investment Company.  The Company shall cause the proceeds of the Offering to be held in the Trust Account to be invested only in “Government Securities” (as defined in the Trust Agreement) and disclosed in the Registration Statement, Sale, Preliminary Prospectus or Prospectus.  The Company will otherwise conduct its business in a manner so that it will not become subject to the Investment Company Act.  Furthermore, once the Company consummates a Business Combination, it will be engaged in a business other than that of investing, reinvesting, owning, holding or trading securities.

3.21             Business Combination Announcement.  Within four (4) business days following the consummation by the Company of a Business Combination, the Company shall cause an announcement (“Business Combination Announcement”) to be placed, at its cost, in the Wall Street Journal, the New York Times and a third publication to be selected by the Representative announcing the consummation of the Business Combination and indicating that the Representative was the managing Underwriter in the Offering.  The Company shall supply the Representative with a draft of the Business Combination Announcement and provide the Representative with a reasonable opportunity to comment thereon.  The Company will not place the Business Combination Announcement without the final approval of the Representative, which such approval will not be unreasonably withheld.

3.22             Colorado Trust Filing.  In the event the Securities are registered in the State of Colorado, the Company will cause a Colorado form ES to be filed with the Commissioner of the State of Colorado no less than 10 days prior to the distribution of the Trust Account in connection with a Business Combination and will do all things necessary to comply with Section 11-51-302 and Rule 51-3.4 of the Colorado Securities Act.

3.23             Amendments to Certificate of Incorporation. (i) The Company covenants and agrees, that prior to its initial Business Combination it will not seek to amend or modify any of the following provisions (A) — (F) of Article Sixth of its certificate of incorporation:

“A.          Immediately after the Corporation’s IPO, the amount of the net offering proceeds received by the Corporation in the IPO (including the proceeds of any exercise of the underwriter’s over-allotment option) specified in the Corporation’s registration statement on Form S-1 filed with the Securities and Exchange Commission (the “Registration Statement”) at the time it goes effective shall be deposited and thereafter held in a trust account established by the Corporation (the “Trust Account”).  Neither the Corporation nor any officer, director or employee of the Corporation shall disburse any of the proceeds held in the Trust Account until the earlier of (i) a Business Combination or (ii) the Termination Date, in each case in accordance with the terms of the investment management trust agreement governing the Trust Account; provided, however, that (x) up to the amount, as set forth in the Registration Statement of the interest earned on the Trust Account may be released to the Corporation to cover operating expenses, and (y) the Corporation shall be entitled to withdraw such amounts from the Trust Account as would be required to pay taxes on the interest earned on the Trust Account.

B.            Prior to the consummation of any Business Combination, the Corporation shall submit such Business Combination to its stockholders for approval regardless of whether the Business Combination is of a type which normally would require such stockholder approval under the GCL. In the event that a majority of the shares cast at the meeting to approve the Business Combination are voted for the approval of such Business Combination, the Corporation shall be authorized to consummate the Business Combination; provided, however, that the Corporation shall not consummate any Business Combination if the holders of 30% or more of the IPO Shares exercise their redemption rights described in Paragraph C below.

C.            In the event that a Business Combination is approved in accordance with the above Paragraph B and is consummated by the Corporation, any stockholder of the Corporation holding shares of Common Stock issued in the IPO (the “IPO Shares”) who voted against the Business Combination may, contemporaneous with such vote, demand that the Corporation redeem his IPO Shares for cash. If so demanded, the Corporation shall, promptly after consummation of the Business Combination, redeem such shares for cash at a per share redemption price equal to the amount held in the Trust Account as of two business days prior to the consummation of the Business Combination (net of taxes payable), divided by the total number of IPO Shares.

D.            A holder of IPO Shares shall be entitled to receive funds from the Trust Account only in the event of a liquidation of the Trust Account to holders of IPO Shares in connection with the dissolution of the Corporation pursuant to the terms of the investment management trust agreement governing the Trust Account or in the event he demands redemption of his shares in accordance with paragraph (C) above. In no other circumstances shall a holder of IPO Shares have any right or interest of any kind in or to the Trust Account. A holder of securities issued in the private placement concurrently with or prior to the consummation of the IPO shall not have any right or interest of any kind in or to the Trust Account.

E.             Unless and until the Corporation has consummated a Business Combination as permitted under this Article Sixth, the Corporation may not consummate any other business combination, whether by merger, capital stock exchange, stock purchase, asset acquisition or otherwise.

F.             The Board shall be divided into three classes: Class I, Class II and Class III.  The number of directors in each class shall be as nearly equal as possible.  The directors in Class I shall be elected for a term expiring at the first Annual Meeting of Stockholders, the directors in Class II shall be elected for a term expiring at the second Annual Meeting of Stockholders and the directors in Class III shall be elected for a term expiring at the third Annual Meeting of Stockholders.  Commencing at the first Annual Meeting of Stockholders, and at each annual meeting thereafter, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election.  Except as the GCL may otherwise require, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board, including unfilled vacancies resulting from the removal of directors for cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum (as defined in the Corporation’s By-laws), or by the sole remaining director.  All directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified.  A director elected to fill a vacancy resulting from the death, resignation or removal of a director shall serve for the remainder of the full term of the director whose death, resignation or removal shall have created such vacancy and until his successor shall have been elected and qualified.”

(ii) The Company acknowledges that the purchasers of the Public Securities in the Offering shall be deemed to be third party beneficiaries of this Agreement and specifically this Section 3.23.

(iii) The Representative specifically advises the Company that it will not waive this Section 3.23 under any circumstances.

3.24             Private Placement Proceeds.  Prior to the Effective Date and execution of this Agreement, the Company shall deposit $2,000,000 of the proceeds from the Private Placement in the Trust Account and shall provide Morgan Joseph & Co. with evidence of the same.

4.             Conditions of Underwriters’ Obligations.  The obligations of the several Underwriters to purchase and pay for the Units, as provided herein, shall be subject to the continuing accuracy of the representations and warranties of the Company as of the date hereof and as of each of the Closing Date and the Option Closing Date, if any, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof and to the performance by the Company of its obligations hereunder and to the following conditions:

4.1               Regulatory Matters.

4.1.1        Effectiveness of Registration Statement.  The Registration Statement shall have become effective not later than [4:30] p.m., New York time, on the date of this Agreement or such later date and time as shall be consented to in writing by you, and, at each of the Closing Date and the Option Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for the purpose shall have been instituted or shall be pending or contemplated by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of Kramer Levin, counsel to the Underwriters.

4.1.2        NASD Clearance.  By the Effective Date, the Representative shall have received clearance from the NASD as to the amount of compensation allowable or payable to the Underwriters as described in the Registration Statement.

4.1.3        No Blue Sky Stop Orders.  No order suspending the sale of the Units in any jurisdiction designated by you pursuant to Section 3.3 hereof shall have been issued on either on the Closing Date or the Option Closing Date, and no proceedings for that purpose shall have been instituted or shall be contemplated.

4.1.4        The OTC Bulletin Board.  The Securities shall have been admitted and approved for quotation on the OTC Bulletin Board.

4.2               Company Counsel Matters.

4.2.1        Closing Date and Option Closing Date Opinion of Counsel.  On the Closing Date and the Option Closing Date, if any, the Representative shall have received the favorable opinion of Loeb & Loeb LLP, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Representative and in form and substance reasonably satisfactory to Kramer Levin, covering the matters set forth on Appendix A hereto.

4.2.2        Reliance.  In rendering such opinion, such counsel may rely (i) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Kramer Levin) of other counsel reasonably acceptable to Kramer Levin, familiar with the applicable laws, and (ii) as to matters of fact, to the extent they deem proper, on certificates or other written statements of officers of the Company and officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to the Underwriters’ counsel if requested.  The opinion of counsel for the Company and any opinion relied upon by such counsel for the Company shall include a statement to the effect that it may be relied upon by counsel for the Underwriters in its opinion delivered to the Underwriters.

4.3               Cold Comfort Letter.  At the time this Agreement is executed, and at each of the Closing Date and the Option Closing Date, if any, you shall have received a letter, addressed to the Representative and in form and substance satisfactory in all respects (including the non-material nature of the changes or decreases, if any, referred to in clause (iii) below) to you and to

Kramer Levin from RK&C dated, respectively, as of the date of this Agreement and as of the Closing Date and the Option Closing Date, if any:

(i) Confirming that they are independent accountants with respect to the Company within the meaning of the Act and the applicable Regulations and that they have not, during the periods covered by the financial statements included in the Preliminary Prospectus, Sale Preliminary Prospectus and the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act;

(ii) Stating that in their opinion the financial statements of the Company included in the Registration Statement, the Sale Preliminary Prospectus and Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the published Regulations thereunder;

(iii) Stating that, on the basis of their review which included a reading of the latest available unaudited interim financial statements of the Company (with an indication of the date of the latest available unaudited interim financial statements), a reading of the latest available minutes of the stockholders and board of directors and the various committees of the board of directors, consultations with officers and other employees of the Company responsible for financial and accounting matters and other specified procedures and inquiries, nothing has come to their attention which would lead them to believe that (a) the unaudited financial statements of the Company included in the Registration Statement, the Sale Preliminary Prospectus and Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Regulations or are not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements of the Company included in the Registration Statement, the Sale Preliminary Prospectus and Prospectus, or (b) at a date not later than five days prior to the Effective Date, Closing Date or Option Closing Date, as the case may be, there was any change in the capital stock or long-term debt of the Company, or any decrease in the stockholder’s equity of the Company as compared with amounts shown in the February 16, 2007 balance sheet included in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, other than as set forth in or contemplated by the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, or, if there was any decrease, setting forth the amount of such decrease and (c) during the period from                      , 2007 to a specified date not later than five days prior to the Effective Date, Closing Date or Option Closing Date, as the case may be, there was any decrease in revenues, net earnings or net earnings per share of Common Stock, in each case as compared with the corresponding period in the preceding year and as compared with the corresponding period in the preceding quarter, other than as set forth in or contemplated by the Registration Statement, the Sale Preliminary Prospectus and Prospectus or, if there was any such decrease, setting forth the amount of such decrease;

(iv) Setting forth, at a date not later than five days prior to the Effective Date, the amount of liabilities of the Company (including a break-down of commercial papers and notes payable to banks);

(v) Stating that they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, statements and other financial information pertaining to the Company set forth in the Registration Statement and the Sale Preliminary Prospectus and Prospectus, in each case to the extent that such amounts, numbers, percentages, statements and information may be derived from the general accounting records, including work sheets, of the Company and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter and found them to be in agreement;

(vi) Stating that they have not, since the Company’s incorporation, provided the Company’s management with any written communication in accordance with Statement on Auditing Standards No. 60 “Communication of Internal Control Structure Related Matters Noted in an Audit”; and

(vii) Statements as to such other matters incident to the transaction contemplated hereby as you may reasonably request.

4.4           Officers’ Certificates.

4.4.1        Officers’ Certificate.  At each of the Closing Date and the Option Closing Date, if any, the Representative shall have received a certificate of the Company signed by the Chairman of the Board or the President and the Secretary or Assistant Secretary of the Company (in their capacities as such), dated the Closing Date or the Option Closing Date, as the case may be, respectively, to the effect that the Company has performed all covenants and complied with all conditions required by this Agreement to be performed or complied with by the Company prior to and as of the Closing Date, or the Option Closing Date, as the case may be, and that the conditions set forth in Section 4.5 hereof have been satisfied as of such date and that, as of Closing Date and the Option Closing Date, as the case may be, the representations and warranties of the Company set forth in Section 2 hereof are true and correct.  In addition, the Representative will have received such other and further certificates of officers of the Company (in their capacities as such) as the Representative may reasonably request.

4.4.2        Secretary’s Certificate.  At each of the Closing Date and the Option Date, if any, the Representative shall have received a certificate of the Company signed by the Secretary or Assistant Secretary of the Company, dated the Closing Date or the Option Date, as the case may be, respectively, certifying (i) that the Certificate of Incorporation is true and complete, has not been modified and is in full force and effect, (ii) that the resolutions relating to the public offering contemplated by this Agreement are in full force and effect and have not been modified, (iii) all correspondence between the Company or its counsel and the Commission, and (iv) as to the incumbency of the officers of the Company.  The documents referred to in such certificate shall be attached to such certificate.

4.5           No Material Changes.  Prior to and on each of the Closing Date and the Option Closing Date, if any, (i) there shall have been no material adverse change or development involving a prospective material adverse change in the condition or prospects or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement, the Sale Preliminary Prospectus and Prospectus, (ii) no action suit or proceeding, at law or in equity, shall have been pending or threatened against the Company or any Existing Stockholder before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may materially adversely affect the business, operations, prospects or financial condition or income of the Company, except as set forth in the Registration Statement, the Sale Preliminary Prospectus and Prospectus, (iii) no stop order shall have been issued under the Act and no proceedings therefor shall have been initiated or threatened by the Commission, and (iv) the Registration Statement, the Sale Preliminary Prospectus and the Prospectus and any amendments or supplements thereto shall contain all material statements which are required to be stated therein in accordance with the Act and the Regulations and shall conform in all material respects to the requirements of the Act and the Regulations, and neither the Registration Statement, the Sale Preliminary Prospectus nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.6               Delivery of Agreements.

4.6.1        Effective Date Deliveries.  On the Effective Date, the Company shall have delivered to the Representative executed copies of the Escrow Agreement, the Trust Agreement, the Warrant Agreement, the Services Agreement, the Warrant Purchase Agreement and all of the Insider Letters.

4.6.2        Closing Date Deliveries.  On the Closing Date, the Company shall have delivered to the Representative executed copies of the Representative’s Purchase Option.

4.7               Opinion of Counsel for the Underwriters.  All proceedings taken in connection with the authorization, issuance or sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to you and to Kramer Levin and you shall have received from such counsel a favorable opinion, dated the Closing Date and the Option Closing Date, if any, with respect to such matters as you and Kramer Levin may reasonably require.  On or prior to the Effective Date, the Closing Date and the Option Closing Date, as the case may be, counsel for the Underwriters shall have been furnished such documents, certificates and opinions as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 4.7, or in order to evidence the accuracy, completeness or satisfaction of any of the representations, warranties or conditions herein contained.

4.8               Secondary Market Trading and Standard & Poor’s.  Unless the Securities are listed or quoted, as the case may be, on the New York Stock Exchange, the American Stock Exchange or the NASDAQ Global Market, the Company (a) will apply to be included in Standard & Poor’s Daily News and Corporation Records Corporate Descriptions for a period of five years from the consummation of a Business Combination, (b) shall take such steps as may be necessary to obtain a secondary market trading exemption for the Company’s securities in the State of California and (c) shall also take such other action as may be reasonably requested by the Representative to obtain a secondary market trading exemption in such other states as may be requested by the Representative.

5.             Indemnification.

5.1               Indemnification Of Underwriters.

5.1.1        General.  Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless each of the Underwriters, and each dealer selected by you that participates in the offer and sale of the Securities (each a “Selected Dealer”) and each of their respective directors, officers and employees and each person, if any, who controls any such Underwriter (“Controlling Person”) within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, whether arising out of any action between any of the Underwriters and the Company or between any of the Underwriters and any third party or otherwise) to which they or any of them may become subject under the Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in (i) any Preliminary Prospectus, the Registration Statement, Sale Preliminary Prospectus or the Prospectus (as from time to time each may be amended and supplemented); (ii) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities, including any “road show” or investor presentations made to investors by the Company (whether in person or electronically); (iii) any application or other document or written communication (in this Section 5, collectively called “application”) executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Units under the securities laws thereof or filed with the Commission, any state securities commission or agency, NASDAQ or any securities exchange; or (iv) any post effective amendments to the Registration Statement or Prospectus or new Registration Statement or Prospectus filed by the Company with the Commission any state securities commission or agency, NASDAQ or any securities exchange in which is included any of the Representative’s Securities, or the omission or alleged omission from any Preliminary Prospectus, the Registration Statement, Sale Preliminary Prospectus or the Prospectus or subsequent filing by the Company under clause (iv) above of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to an Underwriter by or on behalf of such Underwriter expressly for use in any Preliminary Prospectus, the Registration Statement, Sale Preliminary Prospectus or Prospectus, or any amendment or supplement thereof, or in any application, as the case may be.  With respect to any untrue statement or omission or alleged untrue statement or omission made in the Preliminary Prospectus, the indemnity agreement contained in this paragraph shall not inure to the benefit of any Underwriter to the extent that any loss, liability, claim, damage or expense of such Underwriter results from the fact that a copy of the Prospectus was not given or sent to the person asserting any such loss, liability, claim or damage at or prior to the written confirmation of sale of the Securities to such person as required by the Act and the Regulations, and if the untrue statement or omission has been corrected in the Prospectus, unless such failure to deliver the Prospectus was a result of non-compliance by the Company with its obligations under Section 3.4 hereof.  The Company agrees promptly to notify the Representative of the commencement of any litigation or proceedings against the Company or any of its officers, directors or controlling persons in connection with the issue and sale of the Securities or in connection with the Registration Statement, Sale Preliminary Prospectus or Prospectus.

5.1.2        Procedure.  If any action is brought against an Underwriter, a Selected Dealer or a controlling person in respect of which indemnity may be sought against the Company pursuant to Section 5.1.1, such Underwriter or Selected Dealer shall promptly notify the Company in writing of the institution of such action and the Company shall assume the defense of such action, including the employment and fees of counsel (subject to the reasonable approval of such Underwriter or Selected Dealer, as the case may be) and payment of actual expenses.  Such Underwriter, Selected Dealer or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter, Selected Dealer or controlling person unless (i) the employment of such counsel at the expense of the Company shall have been authorized in writing by the Company in connection with the defense of such action, or (ii) the Company shall not have employed counsel to have charge of the defense of such action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the reasonable fees and expenses of not more than one additional firm of attorneys selected by the Underwriter, Selected Dealer and/or controlling person shall be borne by the Company.  Notwithstanding anything to the contrary contained herein, if the Underwriter, Selected Dealer or controlling person shall assume the defense of such action as provided above, the Company shall have the right to approve the terms of any settlement of such action which approval shall not be unreasonably withheld.

5.2               Indemnification of the Company.  Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, officers and employees and agents who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the foregoing indemnity from the Company to the several Underwriters, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions made in any Preliminary Prospectus, the Registration Statement, Sale Preliminary Prospectus or Prospectus or any amendment or supplement thereto or in any application, in reliance upon, and in strict conformity with, written information furnished to the Company with respect to such Underwriter by or on behalf of the Underwriter expressly for use in such Preliminary Prospectus, the Registration Statement, Sale Preliminary Prospectus or Prospectus or any amendment or supplement thereto or in any such application.  In case any action shall be brought against the Company or any other person so indemnified based on any Preliminary Prospectus, the Registration Statement, Sale Preliminary Prospectus or Prospectus or any amendment or supplement thereto or any application, and in respect of which indemnity may be sought against any Underwriter, such Underwriter shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the several Underwriters by the provisions of Section 5.1.2.

5.3               Contribution.

5.3.1        Contribution Rights.  In order to provide for just and equitable contribution under the Act in any case in which (i) any person entitled to indemnification under this Section 5 makes claim for indemnification pursuant hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 5 provides for indemnification in such case, or (ii) contribution under the Act, the Exchange Act or otherwise may be required on the part of any such person in circumstances for which indemnification is provided under this Section 5, then, and in each such case, the Company and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Underwriters, as incurred, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the initial offering price appearing thereon and the Company is responsible for the balance; provided, that, no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters shall contribute in such proportion as is appropriate to reflect the relative fault of the Company and the Underwriters in connection with the actions or omissions which resulted in such loss, claim, damage, liability or action, as well as any other relevant equitable considerations.  The relative fault of the Company and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  Notwithstanding the provisions of this Section 5.3.1, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Public Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay in respect of such losses, liabilities, claims, damages and expenses.  For purposes of this Section, each director, officer and employee of an Underwriter or the Company, as applicable, and each person, if any, who controls an Underwriter or the Company, as applicable, within the meaning of Section 15 of the Act shall have the same rights to contribution as the Underwriters or the Company, as applicable.

5.3.2        Contribution Procedure.  Within fifteen days after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (“contributing party”), notify the contributing party of the commencement thereof, but the omission to so notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution hereunder.  In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party or its representative of the commencement thereof within the aforesaid fifteen days, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified.  Any such contributing party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding effected by such party seeking contribution on account of any settlement of any claim, action or proceeding effected by such party seeking contribution without the written consent of such contributing party.  The contribution provisions contained in this Section are intended to supersede, to the extent permitted by law, any right to contribution under the Act, the Exchange Act or otherwise available.  The Underwriters’ obligations to contribute pursuant to this Section 5.3 are several and not joint.

6.             Default by an Underwriter.

6.1               Default Not Exceeding 10% of Firm Units or Option Units.  If any Underwriter or Underwriters shall default in its or their obligations to purchase the Firm Units or the Option Units, if the Over-Allotment Option is exercised, hereunder, and if the number of the Firm Units or Option Units with respect to which such default relates does not exceed in the aggregate 10% of the number of Firm Units or Option Units that all Underwriters have agreed to purchase hereunder, then such Firm Units or Option Units to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to their respective commitments hereunder.

6.2               Default Exceeding 10% of Firm Units or Option Units.  In the event that the default addressed in Section 6.1 above relates to more than 10% of the Firm Units or Option Units, you may in your discretion arrange for yourself or for another party or parties to purchase such Firm Units or Option Units to which such default relates on the terms contained herein.  If within one Business Day after such default relating to more than 10% of the Firm Units or Option Units you do not arrange for the purchase of such Firm Units or Option Units, then the Company shall be entitled to a further period of one Business Day within which to procure another party or parties satisfactory to you to purchase said Firm Units or Option Units on such terms.  In the event that neither you nor the Company arrange for the purchase of the Firm Units or Option Units to which a default relates as provided in this Section 6, this Agreement will be terminated by you or the Company without liability on the part of the Company (except as provided in Sections 3.11.1 and 5 hereof) or the several Underwriters (except as provided in Section 5 hereof); provided, however, that if such default occurs with respect to the Option Units, this Agreement will not terminate as to the Firm Units; and provided further that nothing herein shall relieve a defaulting Underwriter of its liability, if any, to the other several Underwriters and to the Company for damages occasioned by its default hereunder.

6.3               Postponement of Closing Date.  In the event that the Firm Units or Option Units to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, you or the Company shall have the right to postpone the Closing Date or option Closing Date for a reasonable period, but not in any event exceeding five (5) business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Sale Preliminary Prospectus or Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment to the Registration Statement or the Prospectus that in the opinion of counsel for the Underwriters may thereby be made necessary.  The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 6 with like effect as if it had originally been a party to this Agreement with respect to such securities.

7.             Right to Appoint Observer.  Until the consummation of a Business Combination, upon notice from Morgan Joseph & Co. to the Company, Morgan Joseph & Co. shall have the right to send a representative (who need not be the same individual from meeting to meeting) to observe each meeting of the Board of Directors of the Company; provided that such representative shall sign a Regulation FD compliant confidentiality agreement which is reasonably acceptable to Morgan Joseph & Co. and its counsel in connection with such representative’s attendance at meetings of the Board of Directors; and provided further that upon written notice to Morgan Joseph & Co., the Company may exclude the representative from meetings where, in the written opinion of counsel for the Company, the representative’s presence would destroy the attorney-client privilege.  The Company agrees to give Morgan Joseph & Co. written notice of each such meeting and to provide Morgan Joseph & Co. with an agenda and minutes of the meeting no later than it gives such notice and provides such items to the other directors and to reimburse the representative of Morgan Joseph & Co. for its reasonable out-of-pocket expenses incurred in connection with its attendance at the meeting, including but not limited to, food, lodging and transportation.

8.             Additional Covenants.

8.1               Additional Shares or Options.  The Company hereby agrees that until the consummation of a Business Combination, it shall not issue any Common Stock (except with respect to any exercise of Warrants) or any options or other securities convertible into Common Stock, or any shares of preferred stock or other securities of the Company which participate or may participate in any manner in the Trust Account or which vote as a class with the Common Stock on a Business Combination.

8.2               Amendments to Insider Letters, Warrant Purchase Agreement and Trust Account.  The Company shall not take any action or omit to take any action which would cause a breach of any of the insider letters executed between each existing stockholder and Morgan Joseph & Co. Or the warrant purchase agreement executed between AAI and the Company and will not allow any amendments to, or waivers of, such insider letters, warrant purchase agreement or the Trust Account without the prior written consent of the representative.

8.3               Prohibition on Amendment of Articles.  The Company shall not take any action or omit to take any action that would cause the Company to be in breach or violation of its Articles.  Except as set forth in Section 3.23, prior to the consummation of a business combination, the Company will not amend its Certificate of Incorporation without the prior written consent of the Representative.

8.4               Acquisition/Liquidation Procedure.  The Company agrees: (i) prior to the consummation of any Business Combination, it will submit such transaction to the Company’s stockholders for their approval (“Business Combination Vote”) even if the nature of the acquisition is such as would not ordinarily require stockholder approval under the laws of the state of Delaware; and (ii) in the event that the Company does not effect a business combination within twenty-four (24) months from the consummation of the offering (the “Termination Date”), this shall trigger an automatic winding-up of the Company and the trust account will be liquidated to holders of IPO shares in the manner described in the Sale Preliminary Prospectus and the Prospectus as soon as reasonably practicable, and subject to the requirements of the laws of the state of Delaware.  For purposes of this Section 8.4, the term “IPO shares” means the Common Stock contained in the public securities.

8.4.1        Upon liquidation of the Trust Account, subject to the requirements of the laws of the State of Delaware, the Company will distribute only to the holders of IPO Shares an aggregate sum equal to the Company’s Liquidation Value, which sum shall be distributed Pro Rata among the holders of the IPO Shares.  The Company’s “Liquidation Value” means: (i) all of the all principal and accrued interest contained within the Trust Account, less any amounts previously distributed to the Company out of the interest earned on the Trust Account pursuant to the terms of the Trust Agreement (after payment of, or provision for, applicable taxes and claims of creditors) PLUS (ii) all cash and other liquid assets (which shall be reduced to cash as part of the Company’s winding up) then held by the Company outside of the Trust Account, all as distributed in amounts to the holders as determined by CST, as trustee of the Trust Account.  Only holders of IPO Shares as of the record date for the distribution shall be entitled to receive liquidating distributions with respect to the IPO Shares they beneficially own and the Company shall pay no liquidating distributions with respect to any other shares of capital stock of the Company, including the shares of Common Stock held by the Existing Stockholders prior to the Offering (but shall include Common Stock underlying the Placement Warrants and Common Stock purchased by Existing Stockholders after the Offering).

8.4.2        With respect to the Business Combination Vote, the Existing Stockholders shall vote all Common Stock owned by them as of the record date of the vote in accordance with the vote of holders of a majority of the IPO Shares present, in person or by proxy, at a meeting of the Company’s stockholders in connection with the Business Combination Vote.

8.4.3        At the time the Company seeks approval of any potential Business Combination (prior to the confirmation of its initial Business Combination), the Company will offer each of the holders of the IPO Shares the right to redeem their IPO Shares into a pro rata share of the Trust Account (the “Conversion Price”).  If holders of less than 30% in interest of the Common Stock vote against such approval of a Business Combination, the Company may, but will not be required to, proceed with such Business Combination.  If the Company elects to so proceed, it will redeem shares of Common Stock, based upon the Conversion Price, from those holders of Common Stock who affirmatively requested such redemption and who voted against the Business Combination as provided under the laws of the State of Delaware.  If holders of 30% or more in interest of the Common Stock vote against approval of any potential Business Combination, the Company will not proceed with such Business Combination and will liquidate.

8.5               Rule 419.  The Company agrees that it will use its best efforts to prevent the Company from becoming subject to Rule 419 under the Act prior to the consummation of any Business Combination, including but not limited to using its best efforts to prevent any of the Company’s outstanding securities from being deemed to be a “Penny Stock” as defined in Rule 3a-51-1 under the Exchange Act during such period.

8.6               Affiliated Transactions.  Except as disclosed on the Registration Statement, the Company shall cause each of the existing stockholders to agree that, in order to minimize potential conflicts of interest which may arise from multiple affiliations, the existing stockholders will present to the Company for its consideration, prior to presentation to any other person or Company, any suitable opportunity to acquire an operating business, until the earlier of the consummation by the Company of a business combination, the liquidation of the Company or until such time as the existing stockholders cease to be an officer or director of the Company, subject to any pre-existing fiduciary or contractual obligations the existing stockholders might have.

8.7               Target Net Assets.  The Company agrees that the initial target business that it acquires must have a fair market value equal to at least 80% of the Company’s net assets held in trust, net of taxes (all of the Company’s assets, including the funds held in the Trust Account, less the Company’s liabilities and deferred fees) at the time of such business combination.  The fair market value of such business must be determined by the board of directors of the Company based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value.  If the board of directors of the Company is not able to independently determine that the target business has a fair market value of at least 80% of the Company’s net assets held in trust, net of taxes, at the time of such acquisition, or if the target business is affiliated with any of the existing stockholders, the Company will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the NASD with respect to the satisfaction of such criteria.  The Company is not required to obtain an opinion from an investment banking firm as to the fair market value if the Company’s board of directors independently determines that the target business does have sufficient fair market value.

8.8               Trust Account Waiver Acknowledgments.  The Company hereby agrees that it will not commence its due diligence investigation of any operating business or businesses which the Company seeks to acquire (each, a “Target Business”) or obtain the services of any vendor unless and until such Target Business or vendor acknowledges in writing, whether through a letter of intent, memorandum of understanding or other similar document (and subsequently acknowledges the same in any definitive document replacing any of the foregoing), that (a) it has read the Prospectus and understands that the Company has established the Trust Account, initially in an amount of $49,500,000 (without giving effect to any exercise of the Over-allotment Option) for the benefit of the public stockholders and that, except for a portion of the interest earned on the amounts held in the Trust Account, the Company may disburse monies from the Trust Account only: (i) to the public stockholders in the event of the redemption of their shares or the dissolution and liquidation of the Trust Account as part of the Company’s plan of dissolution and liquidation or (ii) to the Company after it consummates a Business Combination and (b) for and in consideration of the Company (1) agreeing to evaluate such target business for purposes of consummating a Business Combination with it or (2) agreeing to engage the services of the vendor, as the case may be, such target business or vendor agrees that it does not have any right, title, interest or claim of any kind in or to any monies of the Trust Account (“claim”) and waives any claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever.  The foregoing letters shall substantially be in the form attached hereto as Exhibits A and B, respectively.

8.9               Proxy and Other Information.  The Company shall provide counsel to the representative with ten copies of all proxy information and all related material filed with the commission in connection with a business combination concurrently with such filing with the commission.  In addition, the Company shall furnish any other state in which its initial public offering was registered, such information as may be requested by such state.

9.             Representations and Agreements to Survive Delivery.  Except as the context otherwise requires, all representations, warranties and agreements contained in this Agreement shall be deemed to be representations, warranties and agreements as of the Closing Dates and such representations, warranties and agreements of the Underwriters and the Company, including the indemnity agreements contained in Section 5 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter, the Company or any controlling person, and shall survive termination of this Agreement or the issuance and delivery of the Securities to the several Underwriters until the earlier of the expiration of any applicable statute of limitations and the seventh anniversary of the later of the Closing Date or the Option Closing Date, if any, at which time the representations, warranties and agreements shall terminate and be of no further force and effect.

10.           Effective Date of This Agreement and Termination Thereof.

10.1             Effective Date.  This Agreement shall become effective on the effective date at the time the Registration Statement is declared effective by the commission.

10.2             Termination.  You shall have the right to terminate this Agreement at any time prior to the Closing Date, (i) if any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, general securities markets in the united states; or (ii) if trading on the New York Stock Exchange, the American Stock Exchange, the NASDAQ Stock Market or on the NASD OTC Bulletin Board (or successor trading market) shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities shall have been required on the New York Stock Exchange, the American Stock Exchange, NASDAQ Stock Market or on the NASD OTC Bulletin Board (or successor trading market) or by order of the commission or any other government authority having jurisdiction, or (iii) if the united states shall have become involved in a new war or an increase in major hostilities, or (iv) if a banking moratorium has been declared by a New York State or federal authority, or (v) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the united states securities market, or (vi) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in your opinion, make it inadvisable to proceed with the delivery of the public securities, or (vii) if any of the Company’s representations, warranties or covenants hereunder are breached, or (viii) if the representative shall have become aware after the date hereof of such a material adverse change in the conditions or prospects of the Company, or such adverse material change in general market conditions, including without limitation as a result of terrorist activities after the date hereof, as in the representative’s judgment would make it impracticable to proceed with the offering, sale and/or delivery of the public securities or to enforce contracts made by the Underwriters for the sale of the public securities.

10.3             Expenses.  In the event that this Agreement shall not be carried out for any reason whatsoever, within the time specified herein or any extensions thereof pursuant to the terms herein, the obligations of the Company to pay the out of pocket expenses related to the transactions contemplated herein shall be governed by Section 3.11 hereof.

10.4             Indemnification.  Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Section 5 shall not be in any way effected by, such election or termination or failure to carry out the terms of this Agreement or any part hereof.

11.           Miscellaneous.

11.1             Notices.  All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed by us first class mail or delivered by courier and shall be deemed given five business days after deposited in the mail or when delivered if sent by courier to the following addresses:

If to the Representative:

Morgan Joseph & Co. Inc.
600 Fifth Avenue, 19th Floor
New York, New York 10020
Attn: Mary Lou Malanoski
Facsimile: (212) 218-3718

Copy to:

Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, New York 10036
Attn: Christopher Auguste, Esq.
Facsimile: (212) 715-8000

If to the Company:

Arcade Acquisition Corp.
c/o Arcade Partners, LLC
62 La Salle Road, Suite 304
West Hartford, Connecticut 06107
Attn: John Chapman, Chief Financial Officer
Facsimile: (860) 236-6325

Copy to:

Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
Attn: Fran Stoller, Esq.
Facsimile: (212) 407-4990

11.2             Headings.  The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

11.3             Amendment.  This Agreement may only be amended by a written instrument executed by each of the parties hereto.

11.4             Entire Agreement.  This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement) constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and supersede all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

11.5             Binding Effect.  This Agreement shall inure solely to the benefit of and shall be binding upon the representative, the Underwriters, the Company and the controlling persons, directors and officers referred to in Section 5 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained.  This agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and said controlling persons and their respective successors, officers, directors, heirs and legal representatives, and it is not for the benefit of any other person.  The term “successors and assigns” shall not include a purchaser, in its capacity as such, of securities from any of the Underwriters.  The Company acknowledges and agrees that: (i) the sale and issuance of the securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Underwriters; (ii) in connection therewith and with the process leading to the offering, the Underwriters are acting solely as a principal and not the agent or fiduciary of the Company; (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto, including any negotiation related to the pricing of the securities; and (iv) the Company has consulted its own legal and financial advisors to the extent it has deemed appropriate in connection with this Agreement and the offering.

11.6             Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.  The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive.  The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.  Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 11.1 hereof.  Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim.  The Company agrees that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

11.7             Execution In Counterparts.  This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.

11.8             Waiver, Etc.  The Failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way effect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement.  No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

11.9             No Fiduciary Relationship.  The Company hereby acknowledges that the Underwriters are acting solely as Underwriters in connection with the offering of the Company’s securities.  The Company further acknowledges that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company, its management, stockholders, creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the offering of the Company’s securities, either before or after the date hereof.  The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect.  The Company and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions, and that any opinions or views expressed by the Underwriters to the Company regarding such transactions, including but not limited to any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company.  The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

[signature page follows]

If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

Very truly yours,

ARCADE ACQUISITION CORP.

By:
Name:
Title:

Accepted on the date first
above written.

MORGAN JOSEPH & CO.  INC.

By: Morgan Joseph & Co. Inc.

By:
Name:
Title:

For themselves and the other several
Underwriters named in Schedule I
to the foregoing Agreement

SCHEDULE I

ARCADE ACQUISITION CORP.

6,250,000 UNITS

Number of Firm Units
Underwriter	To be Purchased

Morgan Joseph & Co. Inc.

Legend Merchant Group

Maxim Group LLC

GunnAllen Financial, Inc.

Total	6,250,000

APPENDIX A

1.                                       The Company has been duly organized and is validly existing as a corporation and is in good standing under the laws of its place of incorporation.  The Company is duly qualified and licensed and in good standing as a foreign corporation in each jurisdiction in which its ownership or leasing of any properties or the character of its operations requires such qualification or licensing, except where the failure to qualify would not have a material adverse effect on the assets, business or operations of the Company.

2.                                       All issued and outstanding securities of the Company (including, without limitation, the Placement Warrants) have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any stockholder of the Company arising by operation of law or under the Amended and Restated Certificate of Incorporation (“Certificate”) or Bylaws of the Company.  The offers and sales of the outstanding Common Stock prior to the Offering were at all relevant times either registered under the Act or exempt from such registration requirements.  The authorized and, to such counsel’s knowledge, outstanding capital stock of the Company is as set forth in the Prospectus.

3.                                       The Securities have been duly authorized and, when issued and paid for, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders.  The Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company arising by operation of law or under the Articles of the Company.  When issued, the Representative’s Purchase Option, the Representative’s Warrants and the Warrants will constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment therefor, the number and type of securities of the Company called for thereby and such Warrants, the Representative’s Purchase Option, and the Representative’s Warrants, when issued, in each case, are enforceable against the Company in accordance with their respective terms, except (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.  The certificates representing the Securities are in due and proper form.

4.                                       The Placement Warrants constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment therefor, the number and type of securities of the Company called for thereby, and such Placement Warrants are enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.  A sufficient number of shares of Common Stock have been reserved for issuance upon exercise of the Placement Warrants.  The Common Stock underlying the Placement Warrants will, upon exercise of the Warrants and payment of the exercise price thereof, be duly and validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to preemptive or, to such counsel’s knowledge, similar rights that entitle or will entitle any person to acquire any securities from the Company upon issuance thereof.

5.                                       This Agreement, the Warrant Agreement, the Services Agreement, the Trust Agreement, the Escrow Agreement and the Warrant Purchase Agreement have each been duly and validly authorized and, when executed and delivered by the Company, constitute, and the Representative’s Purchase Option has been duly and validly authorized by the Company and, when executed and delivered, will constitute, the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (b) as enforceability of any indemnification or contribution provisions may be limited under the federal and state securities laws, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

6.                                       The execution, delivery and performance of this Agreement, the Warrant Agreement, the Representative’s Purchase Option, the Escrow Agreement, the Trust Agreement, the Services Agreement and the Warrant Purchase Agreement and compliance by the Company with the terms and provisions thereof and the consummation of the transactions contemplated thereby, and the issuance and sale of the Securities, do not and will not, with or without the giving of notice or the lapse of time, or both, (a) to such counsel’s knowledge, conflict with, or result in a breach of, any of the terms or provisions of, or constitute a default under, or result in the creation or modification of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company pursuant to the terms of, any mortgage, deed of trust, note, indenture, loan, contract, commitment or other agreement or instrument filed as an exhibit to the Registration Statement, (b) result in any violation of the provisions of the Certificate of Incorporation or the Bylaws of the Company, or (c) to such counsel’s knowledge, violate any United States statute or any judgment, order or decree, rule or regulation applicable to the Company of any court, United States federal, state or other regulatory authority or other governmental body having jurisdiction over the Company, its properties or assets.

7.                                       The Registration Statement, the Sale Preliminary Prospectus and the Prospectus and any post-effective amendments or supplements thereto (other than the financial statements included therein, as to which no opinion need be rendered) each as of their respective dates appeared on their face to comply as to form in all material respects with the requirements of the Act and Regulations.  The Securities and all other securities issued or issuable by the Company conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus.  The descriptions in the Registration Statement, the Sale Preliminary Prospectus and in the Prospectus, insofar as such statements constitute a summary of statutes, legal matters, contracts, documents or proceedings referred to therein, fairly present in all material respects the information required to be shown with respect to such statutes, legal matters, contracts, documents and proceedings, and such counsel does not know of any statutes or legal or governmental proceedings required to be described in the Sale Preliminary Prospectus and the Prospectus that are not described in the Registration Statement, the Sale Preliminary Prospectus or the Prospectus or included as exhibits to the Registration Statement that are not described or included as required.

8.                                       The Registration Statement is effective under the Act.  To such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Act or applicable state securities laws.

9.                                       To such counsel’s knowledge, there is no action, suit or proceeding before or by any court of governmental agency or body, domestic or foreign, now pending, or threatened against the Company that is required to be described in the Registration Statement.

The opinion of counsel shall further include a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Company, the Underwriters and the independent registered public accounting firm of the Company, at which conferences the contents of the Registration Statement, the Sale Preliminary Prospectus and the Prospectus contained therein and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus contained therein (except as otherwise set forth in the foregoing opinion), solely on the basis of the foregoing without independent check and verification, no facts have come to the attention of such counsel which lead them to believe that the Registration Statement or any amendment thereto, at the time the Registration Statement or amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or the Prospectus or any amendment or supplement thereto, at the time they were filed pursuant to Rule 424(b) or at the date of such counsel’s opinion, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they were made, not misleading (except that such counsel need express no opinion with respect to the financial information and statistical data and information included in the Registration Statement, the Sale Preliminary Prospectus or the Prospectus).

EXHIBIT A

FORM OF TARGET BUSINESS LETTER

Arcade Acquisition Corp.

Gentlemen:

Reference is made to the Final Prospectus of Arcade Acquisition Corp. (the “COMPANY”), dated ___________, 2007 (the “PROSPECTUS”).  Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in Prospectus.

We have read the Prospectus and understand that the Company has established the Trust Account, initially in an amount of at least $_____________ for the benefit of the Public Stockholders and the Underwriters of the Company’s initial public offering (the “UNDERWRITERS”) and that, except for a portion of the interest earned on the amounts held in the Trust Account, the Company may disburse monies from the Trust Account only: (i) to the Public Stockholders in the event of the redemption of their shares or the dissolution and liquidation of the Company or (ii) to the Company and the Underwriters after it consummates a Business Combination.

For and in consideration of the Company agreeing to evaluate the undersigned for purposes of consummating a Business Combination with it, the undersigned hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Account (each, a “CLAIM”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever.

Print Name of Target Business

Authorized Signature of Target Business

EXHIBIT B

FORM OF VENDOR LETTER

Arcade Acquisition Corp.

Gentlemen:

Reference is made to the Final Prospectus of Arcade Acquisition Corp. (the “COMPANY”), dated        , 2007 (the “PROSPECTUS”).  Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in Prospectus.

We have read the Prospectus and understand that the Company has established the Trust Account, initially in an amount of at least $               for the benefit of the Public Stockholders and the Underwriters of the Company’s initial public offering (the “UNDERWRITERS”) and that, except for a portion of the interest earned on the amounts held in the Trust Account, the Company may disburse monies from the Trust Account only: (i) to the Public Stockholders in the event of the redemption of their shares or the dissolution and liquidation of the Company or (ii) to the Company and the Underwriters after it consummates a Business Combination.

For and in consideration of the Company agreeing to use the services of the undersigned, the undersigned hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Account (each, a “CLAIM”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any services provided to the Company and will not seek recourse against the Trust Account for any reason whatsoever.

Print Name of Vendor

Authorized Signature of Vendor